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                                                                     EXHIBIT 5.1


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 735-3000


                                                                December 1, 1999

Huntsman ICI Holdings LLC
500 Huntsman Way
Salt Lake City, Utah 84108

     Re:  Huntsman ICI Holdings LLC
          Registration Statement on Form S-4 (File No. 333-88057)

Ladies and Gentlemen:

     We have acted as special counsel to Huntsman ICI Holdings LLC, a Delaware limited liability company (the "Company"), in connection with the public
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offering of $945,048,000 aggregate principal amount at maturity of the Company's
13.375% Senior Discount Notes due 2009 (the "Exchange Notes"). The Exchange
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Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in
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exchange for a like principal amount at maturity of the issued and outstanding
13.375% Senior Discount Notes due 2009 of the Company (the "Original Notes")
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under an Indenture, dated June 30, 1999 and amended and restated as of August 2,
1999 (the "Indenture"), between the Company and Bank One, N.A., as Trustee (the
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"Trustee"), as contemplated by the Exchange and Registration Rights Agreement
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dated as of August 2, 1999 (the "Registration Rights Agreement"), by and among
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the Company, Goldman, Sachs & Co. and Deutsche Bank Securities Inc.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").
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     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "SEC")
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Huntsman ICI Holdings LLC
December 1, 1999
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under the Act on September 29, 1999 and Amendment No.1 to the Form S-4 to
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be filed with the SEC on the date hereof (the "Registration Statement"); (ii) an
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executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) a certified copy of the Certificate of Formation of the Company, dated March 23, 1999, as amended on April 12, 1999; (v) the Amended and Restated Limited Liability Company Agreement of the Company as currently in effect; (vi) certain resolutions adopted by the Board of Managers of the Company relating to the Registration Rights Agreement, the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;
(vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (viii) the form of the Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representa tives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed docu ments or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently estab lished or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinions set forth herein are limited to the Limited Liability Company Act of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with govern-

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Huntsman ICI Holdings LLC
December 1, 1999
Page 3

mental authorities are relevant, to those requiredmental authorities are relevant, to those required under such laws (all of the forego ing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that
(A) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws nor or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) the waiver included in Section 4.06 of the Indenture may be unenforceable.

     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that have been identified to us by the Company as being material to it and that have been filed as exhibits to the Registration Statement.

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Huntsman ICI Holdings LLC
December 1, 1999
Page 4

     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

                         Very truly yours,


                         /s/ Skadden, Arps, Meagher & Flom LLP










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